UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2003

Shoe Pavilion, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23669	94-3289691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200-F Regatta Boulevard, Richmond, CA	94804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 510-970-9775

             (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On April 24, 2003, the Company replaced its existing credit facility with a new facility from an asset based lender. The new credit agreement provides for a revolving line of credit in an amount of up to $20.0 million, including a $5.0 million sublimit for the issuance of letters of credit, with a maturity date of April 18, 2006. Borrowing availability is determined based upon the value of qualifying eligible inventory. The lender holds a security interest in all of the assets of the Company’s operating subsidiary, Shoe Pavilion Corporation, including its inventory, equipment and general intangibles. The Company has guaranteed the obligations of the subsidiary to the lender and has pledged to the lender all of the capital stock of its subsidiary as security for its guarantee. The agreement places limitations on the power of the operating subsidiary to make distributions of cash or other property (other than Common Stock) to the Company.

Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

10.1	Loan and Security Agreement between Shoe Pavilion Corporation and Wells Fargo Retail Finance, LLC dated April 18, 2003

10.2	Security Agreement between Shoe Pavilion Inc. and Wells Fargo Retail Finance, LLC dated April 18, 2003

10.3	Stock Pledge Agreement between Shoe Pavilion Inc. and Wells Fargo Retail Finance, LLC dated April 18, 2003

10.4	General Continuing Guaranty between Shoe Pavilion Inc. and Wells Fargo Retail Finance, LLC dated April 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE PAVILION, INC. (Registrant)

Date May 9, 2003	By	/s/ JOHN D. HELLMANN
John D. Hellmann Vice President and Chief Financial Officer